Exhibit 99.1

Sarepta Therapeutics Appoints Michael Severino, M.D., Chief Executive Officer

•	Severino joins Sarepta’s Board of Directors

•	Doug Ingram to retire from Sarepta

CAMBRIDGE, Mass., July 27, 2026 — (BUSINESS WIRE) — Sarepta Therapeutics, Inc. (NASDAQ:SRPT), the leader in precision genetic medicine for rare diseases, today announced the appointment of Michael Severino, M.D., as chief executive officer, effective July 28, 2026. Severino, who was previously CEO of Tessera Therapeutics, will also join Sarepta’s Board of Directors. Severino succeeds Doug Ingram, who is retiring and will serve the company in an advisory capacity until the end of 2026 to ensure a smooth transition.

Severino brings more than 25 years of biopharmaceutical experience to Sarepta. Prior to Tessera, he served as Vice Chairman and President at AbbVie, where he was responsible for research and development and the corporate strategy office. During his tenure at AbbVie, he oversaw a rapid expansion of AbbVie’s pipeline and built critical new capabilities in areas such as genetics and genomics, computational biology, and precision medicine. Severino has made significant contributions to more than a dozen approved therapies including Rinvoq®, Skyrizi®, and Venclexta® and, under his leadership, AbbVie built leading franchises in hematologic oncology, immunology, and neuroscience. Over the course of his career, he has led the strategy behind the research, development, registration, and commercialization of novel agents across a wide range of therapeutic areas and built critical capabilities needed to lead in the era of rapidly advancing precision medicine.

“It is a privilege to join Sarepta, the leader in precision genetic medicine for rare diseases, and a company driven by an extraordinary purpose: bringing innovative therapies, hope and possibility to patients and families facing serious and life-threatening diseases,” said Severino. “Throughout my career, I have focused on combining cutting edge science with drug development and commercialization expertise to improve the lives of patients. Sarepta’s unwavering commitment to patients and science resonates deeply with me, and I was very encouraged by the long-term data supporting our approved products, and the pre-clinical and clinical data from the siRNA pipeline programs and the potential for best-in-class treatments. I look forward to working with my new colleagues at Sarepta to continue to serve the Duchenne community and expand our reach.”

“After a comprehensive search, which identified multiple experienced and attractive candidates, the Board is pleased to welcome Mike as Sarepta’s next chief executive officer. Over a distinguished 25-year career in biopharmaceuticals, Mike has demonstrated a combination of scientific depth, development expertise, and proven execution that consistently delivers results,” said M. Kathleen Behrens, Ph.D., Chairperson of Sarepta’s Board of Directors. “His industry experience, strategic vision and commitment to patients, coupled with having built industry-leading franchises across multiple therapeutic areas, give us great confidence as he works to build on Sarepta’s strengths and steer the company as it continues to advance promising science on behalf of patients.”

“On behalf of Sarepta’s Board, we thank Doug for his outstanding leadership and many contributions to the company,” Behrens continued. “He has led Sarepta’s evolution into a leader in genetic medicine, guiding the Company through a period of meaningful growth and transformative milestones, including the approvals of two exon-skipping treatments and the first one-time gene therapy for Duchenne muscular dystrophy. Throughout his tenure, Doug remained deeply committed to patients, driving innovation with a sense of urgency and purpose that has shaped Sarepta’s culture and future. We are grateful for his service and wish him the best in retirement.”

“Leading Sarepta has been the honor of my professional career,” said Ingram. “I am particularly pleased that Mike inherits a company with a great team, a portfolio of life-changing therapies, a pipeline with exceptional potential and the financial resources to advance that science independently and at scale.

Together, we have already brought a better future to thousands of patients and I am confident that under Mike’s leadership, Sarepta will continue to push the boundaries of what is possible and deliver an even greater impact for the people we serve.”

About Michael Severino, M.D.

Dr. Severino was formerly Chief Executive Officer at Tessera and a CEO-Partner at Flagship Pioneering, roles he had held since 2022. He joined Tessera from AbbVie where he was Vice Chairman and President responsible for research and development and the corporate strategy office.

Prior to joining AbbVie, Severino served in roles of increasing responsibility at Amgen, Inc., leading to his appointment as Senior Vice President, Global Development and Chief Medical Officer. As Senior Vice President, he oversaw the company’s clinical development efforts across all therapeutic areas, including oncology, inflammation, neuroscience, cardiovascular, and metabolic disorders. Prior to Amgen, Severino was a Senior Director at Merck & Co., Inc., where he was responsible for leading research in multiple areas, including clinical genomics, molecular profiling, and experimental medicine.

In addition to Sarepta, Severino also serves on the Board of Directors for Avantor, Montai Health, Quotient Therapeutics, and Viatris. Severino earned his Bachelor of Science in Biochemistry from the University of Maryland, College Park, where he graduated summa cum laude and was a member of the Phi Beta Kappa Society. He earned his M.D. from the Johns Hopkins University and completed his residency and post-doctoral training at Massachusetts General Hospital and Harvard Medical School.

About Sarepta Therapeutics

Sarepta is on an urgent mission: engineer precision genetic medicine for rare diseases that devastate lives and cut futures short. We hold a leadership position in Duchenne muscular dystrophy (Duchenne) and are building a robust portfolio of programs across muscle, central nervous system, and cardiac diseases. For more information, please visit www.sarepta.com or follow us on LinkedIn, X, Instagram and Facebook.

Internet Posting of Information

We routinely post information that may be important to investors in the ‘For Investors’ section of our website at www.sarepta.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements

In order to provide Sarepta’s investors with an understanding of its current results and future prospects, this press release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements may be accompanied by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends,” “prepares,” “looks,” “potential,” “possible” and similar expressions. These forward-looking statements include statements relating to our future operations, business plans, market opportunities, priorities and research and development programs, including the potential of our siRNA programs, technologies and products, and management changes.

These forward-looking statements involve risks and uncertainties, many of which are beyond Sarepta’s control. Actual results could materially differ from those stated or implied by these forward-looking statements as a result of such risks and uncertainties. Known risk factors include the following: our ability to obtain and maintain regulatory approvals; we may not be able to comply with all FDA post-approval commitments and requirements with respect to our products or product candidates in a timely manner or at all; success in preclinical and clinical trials, especially if based on a small patient sample, does not ensure that later clinical trials will be successful; results in clinical trials, even if successful, may fail to meet regulatory approval requirements for the safety and efficacy of product candidates, and could lead to potential regulatory actions from the FDA; we may not be able to execute on our business plans, including meeting our expected or planned regulatory milestones and timelines, research and clinical development plans, and bringing our product candidates to market, for various reasons, some of which may be outside of our control, including possible limitations of company financial and other resources, manufacturing limitations that may not be anticipated or resolved for in a timely manner, and regulatory, court or agency decisions, such as decisions by the United States Patent and Trademark Office with respect to patents that cover our product candidates; and those risks identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (SEC) as well as other SEC filings made by the Company which you are encouraged to review.

Source: Sarepta Therapeutics, Inc.

Investor Contacts:

Ian Estepan, 617-274-4052, iestepan@sarepta.com

Ryan Wong, 617-800-4112, rwong@sarepta.com

Tam Thornton, 617-803-3825, tthornton@sarepta.com

Media Contact:

Tracy Sorrentino, 617-301-8566, tsorrentino@sarepta.com